UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3 TO
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2004

CREATIVE VISTAS, INC.
(Exact name of Registrant as specified in its Charter)

Arizona	0-30585	86-0464104
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Forbes Street
Units 8-10
Whitby, Ontario, Canada L1N 9T3
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (905) 666-8676

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The purpose of this Form 8-K Amendment No. 3 is to 1) revise the disclosure regarding the dismissal of our principal accountant, 2) include restated financial statements of businesses acquired and Pro-Forma Financial Information related to the transaction described on item 2.01 of our First Amendment to Current Report on Form 8-K, filed on December 15, 2004 (the “Original 8-K”) pursuant to management’s classification of the transactions as a business acquisition and leveraged buyout and 3) include exhibit 16.1, an updated letter from our previous accountant addressing the revised disclosures.

ITEM 4.01 Changes in Registrant’s Certifying Accountant

Our prior auditors, Semple & Cooper, LLP, resigned on January 5, 2005 and will be no longer associated with our financial statements as a result of the business acquisition and leveraged buyout transactions effective as of September 30, 2004.  On or about the same time as the transactions effective September 30, 2004, we engaged BDO Dunwoody LLP, who were the independent accountants for AC Technical Systems Ltd., to audit our financial statements for fiscal years ended December 31, 2002 and 2003.  The decision to change accountants was made with the approval of our board of directors.

During the most recent two fiscal years (2003 and 2004) and prior to the resignation of our prior auditors on January 5, 2005, the Company had not consulted with BDO Dunwoody, LLP on any issue that we had previously consulted with Semple & Cooper including the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that BDO Dunwoody, LLP concluded was an important factor considered by the Company in reaching a decision as to its accounting, auditing or financial reporting issues.

No report of BDO Dunwoody, LLP on our financial statements for either of the past two fiscal years contained an adverse opinion, a disclaimer of opinion or a qualification or was modified as to uncertainty, audit, scope or accounting principles.

We believe and we have been advised by Semple & Cooper, LLP that it concurs in such belief that, during the years ended September 30, 2003 and 2002 and any subsequent interim period through the date of their resignation on January 5, 2005, we did not have any disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Semple & Cooper, LLP, would have caused it to make reference in connection with its report on our financial statements to the subject matter of this disagreement.

No report of Semple & Cooper, LLP on our financial statements for the years ended September 30, 2003, 2002 and 2001 contained an adverse opinion, a disclaimer of opinion or a qualification or was modified as to uncertainty, audit, scope or accounting principles.  During the years ended September 30, 2003, 2002 and 2001 and any subsequent interim period preceding the business acquisition and leveraged buyout transactions and the former accountant’s resignation on January 5, 2005, there were no “reportable events” within the meaning of Item 304(a)(1) of Regulation S-B promulgated under the Securities Act.

2

ITEM 9.01 Financial Statements and Exhibits

(a)

Financial Statements for the nine months ended September 30, 2004 including the Predecessor and Successor Period.

INDEX TO FINANCIAL STATEMENTS

Creative Vistas, Inc.

Condensed Consolidated Financial Statements

For the nine months ended September 30, 2004

Balance Sheet

F-1

Statement of Shareholders’ Equity and Other Comprehensive Income

F-3

Statement of Operations

F-4

Statement of Cash Flows

F-6

Summary of Significant Accounting Policies

F-8

Notes to Condensed Financial Statements

F-13

3

Creative Vistas, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

September 30	2004

Assets
Current Assets
Cash and bank balances	$1,562,039
Accounts receivable, net of allowance for doubtful accounts $ 106,385	2,209,000
Inventory, net of reserve of $nil	546,975
Prepaid expenses	26,523
Due from related parties	3,611
Deferred income taxes	35,000
Income tax recoverable	69,458
4,452,606
Property and equipment, net of depreciation $147,750	795,682
Restricted cash	1,250,000
Goodwill	503,900
Deferred financing cost (Note 3)	1,176,365
Customer list	8,917
Deferred income taxes	119,689
$8,307,159
Liabilities and Shareholders' Equity

Current Liabilities
Bank indebtedness	$2,250,000
Accounts payable and accrued liabilities	2,080,332
Deferred income	343,356

Due to related parties	54,969
4,728,657
Convertible notes (Note 1)	926,648
Other notes payable (Note 2)	1,761,087
Due to related parties	127,487
7,543,879

Shareholders' equity
Share capital
Authorized
100,000,000 no par value common shares
50,000,000 shares of preferred stock
Issued
30,000,000 Common shares	-
Accumulated paid-in capital	4,132,668
Accumulated other comprehensive income	39,459
Deficit	(3,408,847)
763,280

$8,307,159

The accompanying notes are an integral part of these financial statements

Creative Vistas, Inc.
Condensed Consolidated Statement of Stockholders' Equity (Deficiency) and Other Comprehensive Income (Unaudited)
	Shares	Amount	Additional paid-in capital	Accumulated retained earnings (deficit)	Accumulated other comprehensive income (loss)	Total Stockholders' Equity (deficiency)
Predecessor
Balance, December 31, 2002	30,000,000	$ 71	$ -	$ 246,623	$ 5,363	$ 252,057
Redemption during the year	-	(71)	-	-	-	(71)
Issuance of common shares	-	2	-	-	-	2
Net income	-	-	-	162,757	-	162,757
Translation adjustment	-	-		-	67,576	67,576
Balance, December 31, 2003	30,000,000	2	-	409,380	72,939	482,321
Net loss	-	-	-	(765,653)	-	(765,653)
Translation adjustment	-	-	-	-	(27,038)	(27,038)
Balance, September 29, 2004	30,000,000	2	-	(356,273)	45,901	(310,370)
Successor
Initial capitalization, September 30, 2004
Continuing shareholders basis adjustments	-	(2)	-	(2,796,100)	-	(2,796,102)
Conversion features of options	-	-	4,132,668	-	-	4,132,668
and warrants
Net loss				(256,474)		(256,474)
Translation adjustment	-	-	-		(6,442)	(6,442)
Balance, September 30, 2004	30,000,000	$ -	$4,132,668	$ (3,408,847)	$ 39,459	$ 763,280

The accompanying notes are an integral part of these financial statements

Creative Vistas, Inc. Condensed Consolidated Statement of Operations (Unaudited)
	Successor	Predecessor	Predecessor
	Period from September 29, 2004 to September 30, 2004	Period from January 1, 2004 to September 29, 2004	Period from January 1, 2003 to September 30, 2003
Contract and service revenue
Contract	$ -	$ 5,268,773	$ 5,896,198
Service	-	783,184	629,221
	-	6,051,957	6,525,419

Cost of sales
Contract	-	3,689,980	3,726,546
Service		418,563	346,343
	-	4,108,543	4,072,889

Gross margin	-	1,943,414	2,452,530
Operating expense
Project	-	1,087,741	953,293
Selling	-	733,138	705,179
General and administrative	256,474	1,058,142	671,484
	256,474	2,879,021	2,329,956

Loss from operations	(256,474)	(935,607)	122,574
Interest
Interest	-	23,550	17,454

Loss before income taxes	(256,474)	(959,157)	105,120

Income taxes	-	(193,504)	27,983

Net loss	(256,474)	(765,653)	77,137

Basic weighted-average shares	30,000,000	30,000,000	30,000,000

Basic earnings per share	$ (0.01)	$ (0.03)	$ 0.01

Diluted earnings per share	$ (0.01)	$ (0.03)	$ 0.01

Creative Vistas, Inc. Condensed Consolidated Statement of Cash Flows (Unaudited)
	Successor	Predecessor	Predecessor
	Period from September 30, 2004 to September 30, 2004	Period from January 1, 2004 to September 29, 2004	Period from January 1, 2003 to September 29, 2003
Cash provided by (used in) Operating activities
Net loss	$ (256,474)	$ (765,653)	$ 77,137
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities	-
Depreciation of capital assets	-	37,589	35,767
Amortization of customer lists	-	2,823	2,623
Bad debt expenses (recovery)	-	1,055	(1,119)
Deferred income taxes	-	(125,740)	-
Changes in non-cash working capital balances
Accounts receivable	-	(60,518)	(298,468)
Inventory	-	178,160	29,154
Prepaid expenses	-	(2,891)	-
Accounts payable and other accrued liabilities	166,263	52,095	(104,543)
Bonus payable	-	-	(52,952)
Deferred revenue	-	227,503	51,965
Income taxes payable	-	(105,043)	28,049
	(90,211)	(560,620)	(232,388)
Investing activities
Purchase of property and equipment	-	(967)	743

Investment in subsidiary	(1,800,000)	-	(27,099)
Financing activities	(1,800,000)	(967)	(26,356)
Increase in bank indebtedness	1,183,172	394,729	112,725
Deferred financing costs	(751,289)	-	-
Due to related parties	-	(67,968)	159,695
Notes payable	-	248,006	-
Convertible notes	4,500,000	-	-
Repayment of mortgage principal	(229,633)	(13,180)	(13,607)
Redemption of common shares	-	-	(71)
Issuance of common shares	-	-	2
	4,702,250	561,587	258,744

Net change in cash and cash equivalents	2,812,039	-	-
Cash and cash equivalents, beginning of period	-	-	-
Cash and cash equivalents, end of period	2,812,039	-	-

Supplemental Cash Flow Information
Cash paid for interest	$ -	$ 236,082	$ 51,450
Cash paid for income taxes	$ -	$ 37,278	$ -

The accompanying notes are an integral part of these financial statements

Creative Vistas, Inc.
Summary of Significant Accounting Policies
(Unaudited)

Nature of Business

Creative Vistas, Inc. (the “Company” or “CVAS”) through its operating subsidiary, A.C. Technical Systems Ltd. (“AC Technical”), a corporation incorporated under the laws of Ontario, is engaged in the engineering, design, installation, integration and servicing of various types of security systems.  AC Technical operates under the trade name of AC Technical Systems.

Basis of Presentation

On September 30, 2004 the ultimate stockholders of AC Technical Systems Ltd. (“AC Technical”) entered into a series of transactions to acquire a controlling stock interest in Creative Vistas, Inc. (“CVAS”).  On September 30, 2004, the CVAS’ stockholders entered into a Common Stock Purchase Agreement (the “Agreement”) with Sayan Navaratnam, Dominic Burns, Randy Stern and Malar Trust, Inc. (a corporation controlled by Sayan Navaratnam).  Pursuant to the Agreement, Miller Capital Corporation and Tudor Investments LTD agreed to sell 28,500,000 shares of CVAS to Sayan Navaratnam, Dominic Burns, Randy Stern and Malar Trust, Inc. for cash consideration of $300,000.

Prior to the consummation of the Agreement, CVAS completed a series of transactions resulting in AC Technical becoming a subsidiary of CVAS.  On September 22, 2004, CVAS incorporated a new Ontario company, AC Technical Acquisition Corp.(“AC Acquisition”) controlled by CVAS through a voting agreement with Brent Swanick.  CVAS owns 50 VFV shares (voting fixed shares) and 100 NVE shares (non-voting equity).  Brent Swanick owns the remaining 50 VFV shares.  The total issued share capital was $100 ($1 for each VFV share).  There was no par value for the NVE shares; AC Acquisition is a subsidiary of Creative Vistas, Inc.  Subsequently, on September 29, 2004, pursuant to a Stock Purchase Agreement with The Burns Trust, The Navaratnam Trust and AC Technical, AC Acquisition acquired all of the issued and outstanding shares of AC Technical form The Burns Trust and The Navaratnam Trust for consideration consisting of promissory notes in the aggregate amount of $3,300,000.  AC Technical became a subsidiary of CVAS.

On September 30, 2004, concurrent with the consummation of the Agreement, the Registrant entered into a number of agreements with Laurus Master Fund, Ltd. (“Laurus”) for (i) a secured convertible term note (the “Note”) in the amount of $4.5 million and (ii) secured revolving notes (together with the Term Note, the “Notes”) in the aggregate maximum amount of $3 million, (iii) a related options to purchase up to 1,499,997 shares of our common stock at a price of two-thirds of a cent per share (the “Option”), and (iv) a seven year warrant to purchase up to 2,250,000 shares of our common stock at a price of $1.15 per share (the “Warrant”).  The Notes are secured by all of the assets of CVAS and its subsidiaries.

CVAS loaned the proceeds of the Notes to AC Acquisition. AC Acquisition used the funds received to repay an aggregate of $1.8 million of the principal amount of the promissory notes and to pay transaction costs.  The inter-company balance is subject to interest at a negotiated interest rate.

After the completion of the business acquisition and leveraged buyout transactions AC Technical’s previous ultimate stockholders Sayan Navaratnam and Dominic Burns controlled 56% and 37% respectively of the common shares of CVAS.  Consequently, the acquisition of the controlling stock interest in the non-operating public shell corporation, CVAS (the legal acquirer), by the shareholders of AC Technical, has been accounted for as a business acquisition and leveraged buyout under Emerging Issues Task Force (“EITF”) Issue No. 88 16.

On September 30, 2004 the previous management and Directors of CVAS resigned and in addition to being appointed to the Board of Directors Sayan Navaratnam and Dominic Burns were appointed Chief Executive Officer and President respectively.  Additionally, AC Technical’s Chief Financial Officer, Heung Hung Lee, was appointed Chief Financial Officer of CVAS.

A.C. Technical Systems Ltd. a corporation incorporated under the laws of the Province of Ontario, is engaged in the engineering, design, installation, integration and servicing of various types of security systems.  The Company operates under the trade name of AC Technical Systems.

Consolidation

The accompanying unaudited condensed consolidated balance sheets as at September 30, 2004 and statement of operations and cash flows for the period of the day of September 30, 2004 include the accounts of CVAS, AC Acquisition and AC Technical.  The Company’s statement of operations and cash flows for the periods ended September 29, 2004 and September 30, 2003 include the accounts of AC Technical.  No financial statements are presented for the shell company, Creative Vistas, Inc., prior to the business acquisition and leverage buyout transactions because, prior to the September 30, 2004 transaction, its assets and results were immaterial.  All material inter-company accounts, transactions and profits have been eliminated.

Interim Financial Information

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission.  Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States of America for complete financial statements.  In the opinion of management, all adjustments and reclassifications considered necessary for a fair and comparable presentation have been included and are of a normal recurring nature.  Operating results for the nine-month period ended September 30, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004.  The accompanying financial statements should be read in conjunction with the Company’s most recent audited financial statements.

Deferred Financing Costs

Deferred financing costs represent costs directly related to obtaining of financing.  Deferred financing costs are amortized over the term of the related indebtedness using the effective interest method.

Goodwill

Goodwill is evaluated for potential impairment on an annual basis or whenever events or circumstances indicate that an impairment may have occurred. Statement of Accounting Standards No. 142, “Goodwill and Other Intangible Assets”, (“SFAS No. 142”) requires that goodwill be tested for impairment using a two-step process. The first step of the goodwill impairment test, used to identify potential impairment, compares the estimated fair value of the reporting unit containing goodwill with the related carrying amount. If the estimated fair value of the reporting unit exceeds its carrying amount, the reporting unit’s goodwill is not considered to be impaired and the second step of the impairment test is unnecessary. If the reporting unit’s carrying amount exceeds its estimated fair value, the second step test must be performed to measure the amount of the goodwill impairment loss, if any. The second step test compares the implied fair value of the reporting unit’s goodwill, determined in the same manner as the amount of goodwill recognized in a business combination, with the carrying amount of such goodwill. If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of the goodwill so calculated, an impairment loss is recognized in an amount equal to the excess.

Continuing Shareholders’ Basis Adjustment

AC Technical was acquired by AC Acquisition on September 30, 2004 as described under basis of presentation.  This transaction was accounted for as a purchase in accordance with Statement of Financial Accounting Standards No. 141 “Business Combinations”.  As a result of a 87% continuing ownership interest in the Company by certain shareholders (“Continuing Shareholders”), 13% of the purchase price was allocated to the assets and liabilities acquired at their respective fair values with the remaining 87% ownership interest recorded at the Continuing Shareholders’ historical book values as of the date of acquisition in accordance with Issue No. 88−16 of the Emerging Issues Task Force of the Financial Accounting Standards Board “Basis in Leveraged Buyout Transactions”(“EITF 88−16”).  As a result of the carryover of the Continuing Shareholders’ historical basis, shareholders’ equity of the Company has been reduced by $2,796,102 with a corresponding reduction in the amount assigned to goodwill.

Issuance of Equity Instruments for Services

Stock-based awards to non-employees are accounted for based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable in accordance with the provisions of Statement of Financial Accounting  Statements No. 123, Accounting for Stock-Based Compensation, and Emerging Issues Task Force (“EITF”) Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods and Services.

Revenue Recognition

Contract Revenue

Software Related Services – Software related services include services to customize or enhance the software so that the software performs in accordance with specific customer requirements.  As these services are essential to provide the required functionality, revenue from these arrangements is recognized in accordance Statement of Position (SOP) 81-1, “Accounting for Certain Construction Type and Certain Production Type Contracts, using either the percentage-of-completion method or the completed contract method.  The percentage-of-completion method is used when the required services are quantifiable, based on the estimated number of labor hours necessary to complete the project, and under that method revenues are recognized using labor hours incurred as the measure of progress towards completion but is limited to revenue that has been earned by the attainment of any milestones included in the contract.  The completed contract method is used when the required services are not quantifiable, and under that method revenues are recognized only when we have satisfied all of our product and/or service delivery obligations to the customer.

Security Systems – Security systems revenue consists of fees generated from consulting, audit, review, planning, engineering and design, system installation and project management.  Revenue from contracts where performance extends beyond one or more accounting periods is recognized in accordance with SOP 81-1, SEC Staff Accounting Bulletin 104, “Update of Codification of Staff Accounting Bulletins” and EITF 00-21, “Revenue Arrangements with Multiple Deliverables”.  The recognition of revenue reflects the degree of completeness based upon project drawings, project schedules, progress of actual installation and are further validated by visual observations by product managers, quality inspectors and construction advisors, if applicable.  When the current estimated costs to complete indicate a loss, such losses are immediately recognized for accounting purposes.

For contracts of shorter duration, revenue is generally recognized when services are performed.  Contractual terms may include the following payment arrangements: fixed fee, full-time equivalent, milestone, and time and material.  In order to recognize revenue, the following criteria must be met:

  Signed agreement — The agreement must be signed by the customer.

  Fixed Fee — The signed agreement must specify the fees to be received for the services.

  Delivery has occurred — Delivery is substantiated by time cards and where applicable, supplemented by an acceptance from the customer that milestones as agreed in the statement have been met.

  Collectibility is probable — The Company conducts a credit review for significant transactions at the time of the engagement to determine the credit-worthiness of the customer.  Collections are monitored over the term of each project, and if a customer becomes delinquent, the revenue may be deferred.

Service Revenue

Service revenue consists of fees generated by providing monitoring services, preventive maintenance and technical support, product maintenance and upgrades.  Monitoring services and preventive maintenance and technical support are generally provided under contracts for terms varying from one to six years.  A customer typically prepays monitoring services and preventive maintenance and technical support fees for an initial period, and the related revenue is deferred and generally recognized over the term of such initial period.  Rates for product maintenance and upgrades are generally provided under time and material contracts.  Revenue for these services is recognized in the period in which the services are provided.

Accounting Estimates

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities.  The estimates and assumptions used in the accompanying financial statements are based upon management’s evaluation of the relevant facts and circumstances as of the date of the financial statements.  Actual results may differ from the estimates and assumptions used in preparing the accompanying financial statements.

Loss per share

The Company applies Statement of Financial Accounting Standards No. 128, Earnings Per Share (FAS 128). Basic loss per share (“LPS”) is computed using the weighted average number of common shares outstanding during the period. Diluted LPS is computed using the weighted average number of common and dilutive potential common shares outstanding during the period.  Dilutive potential common shares consist of common stock issuable upon exercise of stock options and warrants using the treasury stock method. No adjustments to earnings were made for purposes of per share calculations. The Company has reported a net loss for the period ended September 30, 2004. As a result, 1,499,999 and 2,989,500 shares of common stock, which may be issued upon exercise of options and warrants respectively, have been excluded from the calculation of diluted loss per share, for the nine months ended September 30, 2004, because their inclusion would be anti-dilutive.

Creative Vistas, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

1.

Convertible Notes

On September 30, 2004, the Company entered into a series of agreements with Laurus Master Fund, Ltd., a Cayman Islands company, pursuant to which the Company issued a Secured Convertible Term Note in the principal amount of $4,500,000 due September 30, 2007, secured revolving notes and secured convertible minimum borrowing note (“the revolving note”) of up to a maximum aggregate amount of $2,000,000 and $1,000,000 due September 30, 2007, a common stock purchase warrant and a stock purchase option.

Pursuant to the Secured Convertible Term Note, Laurus provided the Company with a $4,500,000 asset based credit facility in the form of a three-year Convertible Note secured by all the assets of the Company and its subsidiaries including accounts receivable, inventory and real property. The term note is convertible into shares of the Company’s common stock at an initial fixed conversion rate of $1.00 per share.

At the closing of the transaction, Laurus funded $3,250,000 to the Company under the Convertible Note.  Pursuant to the Securities Purchase Agreement between Laurus and the Company and a restricted account agreement entered into by the Company, Laurus and a US bank, the remaining $1,250,000 was deposited into a restricted account for the benefit of Laurus as additional security for the obligations of the Company under the purchase agreement and the related agreements.  The restricted account is to be maintained at the US bank until the effectiveness of the registration statement and certain other conditions set out in the agreement are satisfied by the Company.  The ability to use the funds is subject to limitations and restrictions.  At Laurus’ discretion, the restricted account is a potential source of financing of future Company acquisitions without the Company having to negotiate new definitive documentation.  The $1,250,000 restricted account amount as of September 30, 2004 is included on the Balance Sheet under the caption "Restricted Cash".

The principal amounts of the term note and the revolving notes bear interest at the prime rate plus two percent with a minimum rate of six percent. The effective interest rate includes accretion of debt discount and amortization of the beneficial conversion feature.  Interest accrued on the term note but was not payable until October 31, 2004. Interest on the revolving note accrues but is not payable until maturity.  Interest is calculated on the basis of a 360 day year.  The minimum monthly payment on the term note is $100,000, plus the monthly interest payment, and may be paid in cash, the common stock of the Company or a combination thereof, dependant upon the occurrence of certain criteria.  Laurus has the option to convert the entire principal amount of the term note and revolving notes, together with interest thereon into shares of the Company’s common stock at a conversion price of $1 per common share.  The amount convertible into the Company’s common stock is subject to a restriction that Laurus beneficially own no more than 4.99% of the Company’s outstanding common stock immediately after conversion. The balance of the secured revolving notes was $2,250,000 as at September 30, 2004.

Pursuant to the Secured Convertible Term Note, subject to certain volume limitations and other conditions, all or a portion of the monthly payment due on the Convertible Term Note will be converted into the common stock of the Company if the market price of the Company's common stock reaches a level, for 5 consecutive trading days, which is above 110% of $1.00 (the "Fixed Conversion Price").  If the average closing price of the common stock as reported by Bloomberg, L.P. for the 5 consecutive trading days immediately preceding the date of notice of conversion is greater than or equal to 110% of the Fixed Conversion Price and the amount of the conversion does not exceed 25% of the aggregate dollar trading volume of the common stock for the 22 day trading period immediately preceding delivery of the repayment notice then the Company must convert the monthly amount due into shares of the Company’s common stock.  If the above criteria are not met, then the Company shall convert only the part of the monthly amount that meets the criteria.  Any amounts due that do not meet the criteria are to be paid by the Company in cash.  No amount can be converted until there is an effective registration statement.

Subject to certain conditions, if the average closing price of the common stock is less than 110% of the Fixed Conversion Price for the 5 trading days immediately preceding a repayment date, then Laurus shall provide the Company with a repayment notice requiring the conversion of the monthly amount at a Fixed Conversion Price equal to the lesser of 85% of the average of the closing prices of the common stock during the preceding 20 trading days and 85% of the average of the 3 closing prices of the common stock for the  preceding 3 trading days, provided that the conversion of the monthly amount due does not exceed 25% of the aggregate dollar trading volume of the common stock for the 22 days preceding delivery of a repayment notice.  Any amounts due that do not meet the criteria are to be paid by the Company in cash at the conversion price of less than $0.73.

Subject to certain conditions, if after the date a registration statement covering the resale of the conversion shares is declared effective, the closing price for any 10 consecutive trading days exceeds 135% of the then effective Fixed Conversion Price, Laurus will within 10 trading days convert all or part of the then outstanding principal amount of the term note plus all accrued but unpaid interest into shares of the Company’s common stock..

Pursuant to the Secured Convertible Minimum Note, subject to certain volume limitations and other conditions, if after the date a registration statement covering the resale of the conversion shares is declared effective, the closing price for any 10 consecutive trading days exceeds 135% of the then effective Fixed Conversion Price, Laurus will within 10 trading days convert all or part of the then outstanding amount of the secured convertible minimum note plus all accrued but unpaid interest into shares of the Company’s common stock. No amount can be converted until there is an effective registration statement.

The Fixed Conversion Price is subject to adjustment, with customary exceptions and on a weighted-average basis, for stock splits, combinations, stock dividends and similar events.

The Company has granted Laurus a right of first refusal with respect to any debt or equity financings for a period of 120 days after completion of the business acquisition and leverage buyout transaction.

Convertible notes comprise of:

2004
7% convertible term note due to Laurus, collateralized by all assets of the Company by accounts receivable and other assets of	$ 4,500,000
Less:
Discount on notes, net of accumulated amortization of $Nil	(1,786,676)
Beneficial convertible features, net of accumulated amortization of $Nil	(1,786,676)
$ 926,648

Discount on notes represent the fair value of the option and warrant issued to Laurus in connection with the notes payable.  The fair value of the option and warrant were measured using the Black-Scholes option pricing model with the following weighted average assumptions: risk free interest rate of 3.5%, expected dividend yield of 0%, volatility of 55%, share price of $1.07 and expected lives of 10 and 7 years for the option and warrant, respectively.  Discounts on notes are amortized over the term of the related indebtedness using the effective interest method.

In accordance with the provisions of Emerging Issues Task Force (EITF)Issue 00-27, "Application of EITF Issue No. 98-5 'Accounting for Convertible Securities with Beneficial Conversion Features of Contingently Adjustable Conversion Ratios', to Certain Convertible Securities", the allocated value of the Convertible Note contained a beneficial conversion feature calculated based on the difference between the effective conversion price of the proceeds allocated to the Convertible Notes and the Warrant and Option at the date of issuance. The amount arising from the beneficial conversion feature aggregated approximately $1,786,676 and is being amortized as interest expense from the date of the issuance of the Note to the end of the term of the Note.  The Company valued the Convertible Note and the Warrant and Option at issuance. The fair value of the Warrant and Option at the time of issue was $2,963,000. The Company marked the Warrant and Option to relative fair value at September 30, 2004 under EITF 98-5/00-27.  The net carrying value of the Note after allocation of the fair value of the Warrants is being accreted to interest expense over the life of the agreement using the effective interest method.

The principal payments for the next four fiscal years are as follows:

Year	Amount
2004	$ -
2005	600,000
2006	1,200,000
2007	2,700,000
$ 4,500,000

2.

Notes payable

2004
10.5% promissory notes	$ 158,529
8% convertible promissory note	102,558
3% promissory notes	1,500,000
$ 1,761,087

In February 2004, the Company issued four promissory notes with each principal amount of $39,632 and payable at 100% of the face or principal amount in the denomination of CAD $50,000.  The notes mature on February 26, 2007.  Interest is payable monthly and accrues at the rate of 10.5% per annum on the outstanding principal amount on the 26th day of each month.  The principal amount of the notes is repayable in twelve consecutive monthly payments commencing on the March 26, 2006.

In September 2004, the Company issued a convertible promissory note payable at 100% of the face or principal amount of $100,000.  The note matures on October 15, 2005.  Interest on the note accrues at the rate of 8% per annum, payable monthly.

In September 2004, the Company issued two promissory notes with an aggregate principal amount of $3,300,000.  On September 30, 2004, the Company repaid an aggregate of $1,800,000 of the principal balance.  The outstanding principal bears interest at 3% per annum with no fixed term of repayment.

Interest expense recognized for the nine months ended September, 30, 2004 was approximately $9,000 (2003: nil)

3.

Deferred Financing Costs

Deferred financing costs, net are associated with the Company’s revolving line of credit and term note from a financial institution. (see Note 1). No amortization for the period ended.

The estimated amortization expense for each of the next four fiscal years is as follows:

Year	Amount
2004	$ 125,379
2005	471,892
2006	379,058
2007	200,036
$ 1,176,365

4.

Stockholders’ Equity and Stock Warrants

The Company has total authorized share capital of 100,000,000 shares.  On December 23, 2004, the Company declared a three-for-one stock split on the shares of the Company’s common stocks. Each shareholder of record on December 17, 2004, received two additional shares of common stock for each share of common stock then held. The Company retained the current par value of $Nil per share for all shares of common stock. All references in the financial statements to the number of shares outstanding, per share amounts, and stock option data of the Company’s common stock have been restated to reflect the effect of the stock split for all periods presented.

Options

For the period ended September 30, 2004, the Company granted 1,499,999 options to purchase a maximum of 1,499,999 shares of common stock.  All the options granted are pursuant to issuance of debt. These options allow the holders to buy the Company’s common stock at a price of $0.02 per share and expire in September 30, 2014. No options were exercised during the year (see also Note 1).

Warrants

For the period ended September 30, 2004, the Company granted 2,989,500 warrants to purchase a maximum of 2,989,500 shares of common stock.  Of the warrants granted, 2,250,000 warrants were issued pursuant to issuance of debt with the balance of 739,500 warrants issued pursuant to consulting and investment banking fees.  The warrants related to the debt were recorded at fair value by using the Black-Scholes option pricing model as discounts on notes and beneficial convertible features of the convertible notes (see Note 1 for the conditions).  In addition, the warrants issued pursuant to consulting and investment banking fees were recorded at fair value by using the Black-Scholes option pricing model and part of the costs were recorded as deferred financing costs (also see Note 3). These warrants allow the holders to buy the Company’s common stock at prices ranging from $0.33 to $1.15 per share and expire at various dates between September 30, 2009 and September 30, 2011. No warrants were exercised during the year (see also Note 1).

5.

Loss Per Share

The following table sets forth the computation of basic and diluted loss per share.  The effect of dilutive securities is included only when dilutive.

	Successor	Predecessor	Predecessor
	Period from September 30, 2004 to September 30, 2004	Period from January 1, 2004 to September 29, 2004	Period from January 1, 2004 to September 30, 2004
Numerator
Net income (loss)	$ (256,474)	$ (765,653)	$ 77,137
Denominator
Denominator for basic earnings per share weighted average shares outstanding	30,000,000	30,000,000	30,000,000
Denominator for diluted earnings per share adjusted weighted average shares assumed conversions	30,000,000	30,000,000	30,000,000
Basic earnings(loss) per share	(0.01)	(0.03)	0.01

Diluted earnings (loss) per share	(0.01)	(0.03)	0.01

6.

Acquisition

The Transaction described in under basis of presentation was accounted for as a business combination in accordance with SFAS No. 141 with the step-up in the basis of assets acquired and liabilities assumed limited by the requirements of EITF 88−16.  A summary of the Transaction is presented below:

Proceeds from borrowings	$ 3,300,000
Assumption of bank indebtedness	63,746
Aggregate purchase price	3,363,746
Continuing shareholders’ basis adjustment	(2,796,100)
Purchase price allocated	$ 567,646

Fair value of net tangible assets acquired
Accounts receivable	$ 287,160
Income taxes recoverable	9,030
Inventory	71,107
Prepaid expenses	3,448
Other current assets	3,740
Property and equipment	103,439
Deferred income taxes	20,109
Accounts payable and accrued liabilities	(268,683)
Deferred income	(44,636)
Notes payable	(33,941)
Mortgage payable	(29,852)
Loans payable	(23,740)
Net tangible assets acquired	97,181
470,465
Capitalized transaction costs	33,435

Goodwill	$ 503,900

7.

Contingencies

The Company is potentially liable for $21,400 relating to a claim by a former employee.  The outcome of the lawsuit is not determinable. The balance was settled in 2005.

In addition, the Company was assessed by the Ontario Ministry of Finance for uncollected Ontario sales tax on prior years’ taxable sales.  The Company may recover the sales tax from customers and administratively, the Ministry would assist the Company in recovering these amounts.  No accrual has been provided for this assessment. To the extent that there is any shortfall, it would be recorded as an expense in the year of determination.  It is management’s expectation that the full amount of the sales tax will be recovered from customers.  As at September 30, 2004, the outstanding balance of the assessment was approximately $52,000. The balance was settled in 2005.

8.

Subsequent Events

On December 23, 2004 the Company affected a 3-for-1 stock.  The stock split has been retroactively reflected in these condensed consolidated financial statements.

(c)

The following exhibits are filed as part of this Report:

2.1    Stock Purchase Agreement dated September 29, 2004, by and among Creative Vistas, Inc., The Burns Trust, The Navaratnam Trust and A.C. Technical Acquisition Corp., and AC Technical Systems Ltd. (1)

2.2    Common Stock Purchase Agreement, dated September 30, 2004, by and among Creative Vistas, Inc., Miller Capital Corporation, Tudor Investments LTD Profit Sharing Plan and Sayan Navaratnam, Dominic Burns, Randy Stern and Malar Trust, Inc. (1)

3.1    Articles of Incorporation, as amended to date (1)

10.1    Security Agreement, dated September 30, 2004, by and among Laurus Master Fund, Ltd., Creative Vistas, Inc., A.C. Technical Acquisition Corp., and A.C. Technical Systems Ltd. (1)

10.2    Securities Purchase Agreement, dated September 30, 2004 by and between Creative Vistas, Inc. and Laurus Master Fund, Ltd. (1)

10.3    Secured Convertible Term Note, dated September 30, 2004, issued by Creative Vistas, Inc. to Laurus Master Fund, Ltd. (1)

10.4    Secured Convertible Minimum Borrowing Note, dated September 30, 2004 issued by Creative Vistas, Inc. to Laurus Master Fund, Ltd. (1)

10.5    Secured Revolving Note, dated September 30, 2004, issued by Creative Vistas, Inc. to Laurus Master Fund, Ltd. (1)

10.6    Common Stock Purchase Warrant, dated September 30, 2004, issued by Creative Vistas, Inc. to Laurus Master Fund, Ltd. (1)

10.7    Common Stock Option, dated September 30, 2004, issued by Creative Vistas, Inc. to Laurus Master Fund, Ltd. (1)

10.8    Registration Rights Agreement, dated September 30, 2004 by and between Creative Vistas, Inc. and Laurus Master Fund, Ltd. (1)

10.9    Master Security Agreement, dated September 30, 2004, by and among Creative Vistas, Inc., certain of its subsidiaries and Laurus Master Fund, Ltd. (1)

10.10  Stock Pledge Agreement, dated September 30, 2004, by and among Laurus Master Fund, Ltd., Creative Vistas, Inc., and each of the      undersigned Pledgors(1)

10.11  Funds Escrow Agreement, dated September 30, 2004, by and among Creative Vistas, Inc., Laurus Master Fund, Ltd., and Loeb & Loeb LLP(1)

10.12    Restricted Account Agreement, dated September 30, 2004 by and among North Fork Bank, Creative Vistas, Inc. and Laurus Master Fund, Ltd. (1)

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10.13	Letter Agreement, dated September 30, 2004 by and between Creative Vistas, Inc. and Laurus Master Fund, Ltd. relating to the Restricted Account Agreement(1)
16.1	Letter from Semple & Cooper LLP pursuant to Item 304 of Regulation S-B

(1)  Filed with the Second Amended Form 8-K on February 2, 2005 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CREATIVE VISTAS, INC.

Date:  May 27, 2005

By:

 /s/ Sayan Navaratnam

Name: Sayan Navaratnam
Title:Chairman and Chief Executive Officer

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